Franklin Financial Services Corporation

2012 Annual Meeting Speech

G. Warren Elliott, Chairman of the Board

Good Morning and Welcome

I am Warren Elliott, Chairman of Franklin Financial. How many of you have been to an F & M stockholders meeting before? How many first timers? (Double welcome to you) Finally how many have been to another banks annual meeting?

You folks know that these are especially tough times for banks. You will hear shortly from our bank president Bill Snell just how challenging the current economic and regulatory environment is and what measures we are taking to react to those issues.

Many of you know me and my background, some of you don’t.

My formal education is in government, from Penn State and from Shippensburg

I’ve taught government, I’ve worked both in government and the private sector, and I have held political office. But I have to admit, my favorite avocation is fishing.

On a personal note, some time back I was fishing with some friends on a very rainy day, and not having much luck. We were following the directions of our guide.

I suggested that we move to another spot. “This spot, downstream, was closer to the bank” I said.

Well they caught fish, big fish, one after another. I was a hero! Suddenly, I was the one who knew all about catching fish!

Now, I had a couple of choices. One would have been to take credit for their catch, I mean I did send them to the spot! Or the other would be to recognize all the factors that combined to produce a day of good fishing.

Taking the credit, while based in some truth, overlooks the fact that our guide provided the rods, reels, and lures. He provided the boat and got us close to the spot. The fishermen themselves had to know how to cast and retrieve the lures, hook the fish and land them. It takes a lot more than luck to catch fish.

And it takes a lot more than luck to run a community bank, not only in the current, very challenging climate, but also for the future.

I have been Chairman of this Board for 4 months. In that time, our stock price has risen almost 30%.

However, our current environment will cause us to take reasonable and prudent measures to secure our future. It was very important to our Board that we share this information and rationale with you firsthand, at this meeting, rather than through a newsletter or press release. With that said, as I stand here today, I feel good about where we are and where we are headed. I feel that way because to use my fishing analogy I want to tell you about our Bank’s guides, our Bank’s fishermen and the talent and dedication that they possess as my reason for optimism, and the fact that it is not based on the hope that we will get “lucky”.

The past few years have been very difficult for community banks. Bigger seems better. You’ve heard the term “too big to fail”. The government has stepped in with funds and assistance for struggling banks – not a penny of which landed in the F & M treasury because we neither needed nor wanted it.

In fact, the government has made our lives a lot more difficult. Laws like Dodd Frank have created layers and layers of regulatory issues and costs that we must comply with and bear the expense of.

In the financial world it has been raining for quite some time, and not many fish were being caught.

But we kept our lines in the water. And rather than adopting risky or speculative measures, we adjusted, we adapted, and we persisted.

Let me tell why and how this is possible.

I feel confident that each of you here today should know at least one or more of our Board of Directors. The same would not be true if you were sitting here as part of some megabank.

These are your neighbors and friends, respected business people that dedicate themselves to this institution.

These folks met 74 times last year including regular and committee meetings. That is twice the number of meetings of many similar organizations that meet less frequently but award their directors with more handsome compensation and benefits.

These folks don’t serve as your directors because it is either lucrative or fun. In today’s banking world, quite frankly, it is neither,. But it is rewarding. It is challenging and it is exciting.

Exciting because we believe in this bank, we believe in helping our community and we see an encouraging future for F & M. We have reorganized this year, and for the first time every bank committee will be chaired by a Board Member. This puts even more responsibility on our outside directors. I am particularly pleased to be able to announce that Chuck Bender has agreed to be the Chairman of our Audit Committee. Chuck brings great knowledge and experience to this committee chairmanship, which will serve us well and help position us for the future.

To a person, as Board Chairman, I could not ask for a better, more qualified, more dedicated group of people that are engaged, thoughtful, and protective of the bank’s reputation and performance, than our current board.

But we are also where we are because of prior Boards. Let me mention another Chuck, Chuck Sioberg. Chuck retired from the Board at the end of last year after 29 years of service, with the last 9 years serving as Chairman. And there are many former members that I worked with that I regard as my mentors for the banking business.

Bob Zullinger, Huber McCleary, John Hull, Charly Diller, Dennis Good,and Jerry Miller to mention a few. These folks, and others, have established a solid foundation upon which we continue to build our bank.

Now, let’s talk about our guide, Bill Snell. I was on the Board when we hired Bill. So I have known him a long time and I am excited to work with him as Chairman.

Some words that come to mind to describe him are: focused, strategic, and finally, conservative.

That final word is important. It gets overused in today’s political world. Conservative vs Liberal.

When I say Bill is conservative I mean he resisted jumping at riskier strategies to try to increase earnings when it looked like other financial institutions were outperforming us. Sure it was tempting, the deals knocked at our door, and it seemed to be working elsewhere. Some stockholders were grumbling to directors about asking “why aren’t we like other banks”?

Well, now we know why. As other local financial institutions have ceased to exist, we are still standing, Our stock price has held. We continue to pay a dividend. And, yes, we are still your local community bank.

To make this possible, Bill has surrounded himself with an extremely capable executive management team. I could talk at length about each one of them. They regularly interact with the Board, and I feel safe in saying that in my 20 years with the bank, this is the strongest, most talented engaged group that I have seen over that time. Each of them brings a skill set that is absolutely critical to have at the table for a community bank to succeed.

Each of them heads a staff of dedicated folks that ultimately make the bank run. I mention this because this past December I had the opportunity to accompany Bill and former Chairman Chuck Sioberg on their holiday visits to all bank offices.

I was impressed to see that Bill and Chuck take the time to get out to visit every office, and to meet and thank every employee for their service to our organization.

The interaction and response I witnessed was genuine. The employees were appreciative. And personally, I found our staff to be in a word, solid. They are good decent people – people that live in and participate in our communities, raise their families here, and are committed not only to their jobs at F & M, but to making our bank and our local areas successful.

I am sure that many bank employees never get to meet and talk with the CEO and Board Chairman. It was very important to me to see that it happens here, and I assure you that it is a tradition that will continue.

Our employees exemplify this attitude in many ways through supporting their communities and delivering exceptional customer service. One F&M customer recently sent the following note: “I’m not sure how you do this with your staffing, but I’ve called several times to F&M Trust in the past couple of weeks and every time I get a live answer within the very first ring. And that is quite a distinction in the marketplace… it really sets F&M Trust apart. At some banks it is impossible to reach a live person!”

Our employees are active in the local community volunteer landscape, often as leaders of the various organizations. And the bank has been actively involved in making our communities better places to live, work and raise families. We’ve supported the Greencastle-Antrim Education Foundation, the Shippensburg Emergency Services, the Franklin County 9-11 Memorial and Veteran’s Park, the Fulton County Historical Society, libraries in Mt Holly, Carlisle, and Greencastle, and countless other worthy projects and programs the benefit our area.

F&M Trust has also used our customers’ deposits to reinvest in our local community. We have helped families buy a home, buy a car, finance college, and build financial security. Just as important, we have invested in small businesses that have been the job creators in our region.

Some recent examples are

ServiceMaster in Chambersburg and Harrisburg; The Fringe Hair Salon in Greencastle; J.E.B Enterprises which has 7 (soon to be eight) area Subway locations; Penn National near Mt. Alto; and Hippensteel Auto in Newville.

There are many, many more examples and the success stories that go with them. Its what makes F&M Trust the leading local business lender in the area. And we believe in supporting local businesses by using their services where possible. We strongly encourage going “local” whether its dining, shopping, or banking. It helps to drive the local economy and creates jobs.

Before I close, I have one more group that I would like to touch upon here today. That is you our stockholders or owners. This is who you are, as stockholders; you own this company.

I know many of you, and have heard from many of you. And I welcome the input. Your thoughts, advice and observations are valuable to all of us as directors and I encourage you to stay in touch.

But today I want to challenge you to take an even more active part in the future of this company of yours. For us to be successful we need to win good opportunities. We need to out-compete our competitors. We need to gain market share and increase our profitability.

That is where you can help. As a company owner, you need to keep F & M in the top of your mind as you go about your day. Keep the F & M main office number or website location handy. Give it to a new neighbor moving in. Bring it up at a board or organization meeting that you attend where banking or banking needs are being discussed.

Talk to your local government officials about keeping their banking relationship local, and not chasing one time rates with out of town big banks that do not help to keep our local economy running.

Bring all your business here. Talk to our investment and trust account representatives to get your own finances and estate planning in order

You as owners can be, and need to be, as vital a part of this team as the staff and the board.

You see, we are all fishing – fishing for new business and to secure our future.

We have the people, we have the guides, we have the equipment – but the only way to catch fish is to have lines in the water.

We need all the lines in the water – including yours.

I welcome the opportunity to serve as Chairman of this fine institution, and I welcome you here today. Thank you for taking the time to be part of our team.